LIMITED BRANDS ELECTS WILLIAM R. LOOMIS, JR.
TO BOARD OF DIRECTORS

COLUMBUS, OH (January 31, 2005) – Limited Brands (NYSE: LTD) announced the election of William R. Loomis, Jr. to its Board of Directors, effective immediately.

“I am very excited to have Bill join our Board,” said Mr. Leslie Wexner, Board Chairman. “His knowledge of our business and experience in international finance will bring a valuable perspective to Limited Brands.”

Mr. Loomis is a 30-year veteran in financial services, having worked with clients in a broad range of industries across the U.S. and globally, including having served as Chief Executive Officer of Lazard LLC. He has also held positions with Lehman Brothers Incorporated and Citibank, N.A.

Mr. Loomis currently serves on the boards of Alcan Inc. and Ripplewood LLC. Mr. Loomis holds an MBA from Harvard Business School and a B.A. from Williams College. Mr. Loomis is currently in the graduate PhD program at the University of California (Santa Barbara).

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,835 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

#  #  #

For further information, please contact:	Anthony Hebron
Vice President, External Communications
614.415.7555

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com